Exhibit 10.1

LOAN AND SECURITY AGREEMENT

AMONG

JMB CAPITAL PARTNERS LENDING, LLC,

THE “LENDER”

AND

AQUABOUNTY TECHNOLOGIES, INC., A DELAWARE CORPORATION

AQUABOUNTY FARMS, INC., A DELAWARE CORPORATION

AQUABOUNTY FARMS INDIANA LLC, A DELAWARE LIMITED LIABILITY COMPANY

AND

AQUABOUNTY FARMS OHIO LLC, AN OHIO LIMITED LIABILITY COMPANY,

EACH, A “BORROWER” AND COLLECTIVELY, THE “BORROWERS”

Exhibit 10.1

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is made as of April 18, 2024 (the “Effective Date”) among JMB CAPITAL PARTNERS LENDING, LLC, with its principal place of business located at 205 South Martel Avenue, Los Angeles, CA 90036 (together with its successors and/or assigns, the “Lender”), and AQUABOUNTY TECHNOLOGIES, INC., a Delaware corporation, with its principal place of business located at 233 Ayer Road, Suite 4 Harvard, MA 01451 (the “Topco Borrower”), AQUABOUNTY FARMS, INC., a Delaware corporation, with its principal place of business located at 233 Ayer Road, Suite 4 Harvard, MA 01451 (the “Intermediate Borrower”), AQUABOUNTY FARMS INDIANA LLC, a Delaware limited liability company, with its principal place of business located at 233 Ayer Road, Suite 4 Harvard, MA 01451 (the “Indiana Borrower”), AQUABOUNTY FARMS OHIO LLC, an Ohio limited liability company, with its principal place of business located at 233 Ayer Road, Suite 4 Harvard, MA 01451 (the “Ohio Borrower” and together with the Topco Borrower, the Intermediate Borrower and the Indiana Borrower, each, a “Borrower” and collectively, the “Borrowers”).

PREAMBLE

The Borrowers have requested that the Lender provide a credit facility in the original principal amount of up to TEN MILLION DOLLARS and 00/100 ($10,000,000.00) (the “Lender’s Commitment”) in one or more loans (each, a “Loan” and collectively, the “Loans”) the proceeds of which will be used to pay fees, costs and expenses payable by the Borrowers to the Lender in connection with the transactions contemplated by this Agreement and the other Loan Documents, to repay existing indebtedness and to fund working capital of the Borrowers.

NOW, THEREFORE, in consideration of the premises and the mutual covenants in this Agreement and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers and the Lender agree as follows:

Recitals Affirmed.  The parties hereby affirm all recitals above as true and correct and binding on both parties.

Agreement to Lend.  Subject to the terms and conditions of this Agreement and relying upon the representations and warranties set forth in this Agreement, the Lender agrees to make the Loans in an amount up to the Lender’s Commitment. Subject to satisfaction of the conditions set forth in Section 6(a) of this Agreement, an initial Loan (the “Initial Loan”) in the amount of five million Dollars ($5,000,000) shall be advanced on the Effective Date.  Subject to satisfaction of the conditions set forth in Section 6(b) of this Agreement, up to one (1) subsequent Loan (the “Subsequent Loan”) in an amount up to five million Dollars ($5,000,000) shall be advanced on or after the Delayed Draw Date .  The Loans are term loans and once borrowed, may not be re-borrowed.  “Dollars” or “$” means lawful money of the United States of America.  The Borrowers will use the proceeds of the Loans solely (i) for payment of transaction costs, and other out-of-pocket costs and expenses required to be paid by any Borrower in order to enter into, administer, perform or enforce this Agreement and the other Loan Documents, (ii) for repayment of existing indebtedness of the Borrowers on the Effective Date pursuant to that certain Loan and Security Agreement, dated as of July 31, 2020, between AquaBounty Farms Indiana LLC, a Delaware limited liability company and First Farmers Bank & Trust, at the principal office at 123 N. Jefferson Street, Converse, Indiana 46919 and acquired by the Lender on the Effective Date via the Loan Purchase Agreement, dated as of April 18, 2024, between First Farmers Bank & Trust and JMB Capital Partners Lending, LLC and (iii) for funding working capital of the Borrowers in accordance with the cash flow forecast annexed hereto as Exhibit A.  “Delayed Draw Date” has the meaning set forth in Schedule A hereto.  “Indiana Assets” means all assets and property of the Indiana Borrower that constitute Collateral.  “Ohio Assets” means all assets and property of the Ohio Borrower that constitute Collateral.

Obligation to Pay.  The entire principal balance of the Loans, together with any and all accrued and unpaid interest and other charges thereon (including the Exit Fee as set forth herein), shall be due and payable in full on the earlier of (i) the sale of all or substantially all of the Indiana Assets and/or the Ohio Assets, (ii) July 31, 2024, and (iii) the date of any acceleration of the Obligations hereunder due to the existence of an Event of Default (the earliest to occur of items (i)-(iii), the “Stated Maturity Date”).  The Borrowers shall pay to the Lender all additional advances and debts and all costs, fees, charges, and expenses (including, without limitation, the Commitment Fee and the Exit Fee) for which this instrument shall stand as security in accordance with the terms of this Agreement and the other Loan Documents.  Additional obligations of the Borrowers, late charges, the Commitment Fee, the Exit Fee, costs and interest due (including interest at the Default Rate), are contained herein and are contained in the other Loan Documents. Any Obligations that are not paid on the Stated Maturity Date shall bear interest at the Default Rate until paid in full.

Notice of Borrowing.  The Subsequent Loan shall be requested in writing sent via facsimile or electronic transmission by a Notice of Borrowing executed by an authorized officer of the applicable Borrower not later than 1:00 p.m. (New York City time) on any Business Day.  “Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions in such jurisdiction are authorized or required by applicable law to close.  The Lender will make the requested Subsequent Loan on or before three (3) days after the Lender’s receipt of such Notice of Borrowing to an account specified by the applicable Borrower in the Notice of Borrowing. All communications, instructions or directions, by electronic mail or otherwise, to the Lender are to be directed to the Lender’s office.  Unless otherwise advised and authorized in writing, the persons executing this Agreement are authorized to request Loans under this Agreement until the Lender receives from the applicable Borrower, at the Lender’s address shown above, written notice of revocation of such authority.

Lender’s Compensation.

Interest on Loan.  Interest shall accrue in arrears, on the outstanding principal amount of the Obligations at an interest rate equal to fifteen percent (15.00%) (the “Loan Interest Rate”) per annum and shall be payable in cash on a monthly basis on the first Business Day of each calendar month after the Effective Date and in full on the Stated Maturity Date.  Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, the Borrowers shall pay interest on the Obligations at a rate which is five percent (5.00%) per annum above the Loan Interest Rate (the “Default Rate”).  Notwithstanding the foregoing, in no event shall any interest to be paid under this Agreement or under any Loan Document exceed the maximum rate permitted by law.  Notwithstanding anything contained herein to the contrary, in the event that at any time the Borrowers or their respective affiliates or subsidiaries commences voluntary bankruptcy proceedings, under Chapter 11 of Title 11 of the United States Code prior to the Stated Maturity Date, the Loans shall automatically roll into any debtor-in-possession financing in respect of such proceedings at such time as such debtor-in-possession financing is entered into.

Commitment Fee.  The Borrowers shall pay to the Lender a fee (the “Commitment Fee”) equal to five percent (5.00%) of the Lender’s Commitment, which fee shall be fully earned and due and payable in full in cash on the Effective Date.  The parties hereto hereby agree that the amount of the Commitment Fee may be deducted from the proceeds of the Loans funded on the Effective Date.

Exit Fee.  The Borrowers shall pay to the Lender a fee (the “Exit Fee”) equal to eight percent (8.00%) of the Lender’s Commitment, which fee shall be fully earned on the Effective Date and shall be due and payable in cash upon the earlier of the payment of all or any portion of the principal amount of the Loans, whether paid as a voluntary or mandatory prepayment, or upon the Stated Maturity Date, due to an acceleration of Obligations after the occurrence and during the continuation of an Event of Default, or otherwise; provided that, with respect to any partial payment of the principal amount of the Loans, only the pro rata portion of the Exit Fee will be payable at the time of such partial payment.

Computation of Interest and Fees.  All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue.

Optional Prepayment.  The Borrowers may prepay the principal of the Loans, in whole or in part, at any time upon ten (10) calendar days’ prior written notice to the Lender.  Each such voluntary prepayment of the Loans shall be accompanied by the payment of (i) all accrued and unpaid interest and (ii) the Exit Fee with respect to the amount of principal prepaid.  Partial prepayments must be in multiples of one million Dollars ($1,000,000) of principal.

Mandatory Prepayment.  Upon the occurrence of (x) the sale or other disposition of the Indiana Assets or the Ohio Assets that constitute real property (collectively, the “Mortgaged Property”) or any other Collateral and/or (y) the entrance into any equity raise, any offering or private placement of any debt securities in the debt capital markets, any bank loan and/or any other debt financing (whether structured as a debt financing or equity financing, or any combination thereof), the Borrowers shall use one hundred percent (100%) (or such lesser portion as is necessary to repay all of the Obligations hereunder) of the Proceeds of Sale in respect of such sales or dispositions, including, but not limited to, sales or dispositions of the Indiana Assets or the Ohio Assets, to prepay (i) all accrued and unpaid interest, (ii) all or a portion of the principal amount of the Loans outstanding and (iii) the pro rata portion of the Exit Fee with respect to the amount of principal prepaid.  Notwithstanding anything contained herein to the contrary, in no event shall prepayment be required in respect of the sale or other disposition of any Excluded Property. “Proceeds of Sale” means with respect to any sale of assets, the net cash proceeds received by the Borrowers, net of accrued and unpaid fees, commissions and expenses associated with the Borrowers’ asset disposal and “liquidity enhancement efforts”. “Excluded Property” means equipment owned by the Ohio Borrower, a description of which is annex hereto as Exhibit B, in an aggregate amount of up to three million Dollars ($3,000,000) as reflected in the cash flow forecast annexed hereto as Exhibit A.

CONDITIONS PRECEDENT.

Conditions Precedent to the Initial Loan: The obligation of the Lender to make the Initial Loan on the Effective Date shall not become effective until the date on which each of the following conditions is satisfied (or waived) as determined by the Lender in its sole discretion:

Loan Documents.  The Lender shall have received copies of this Agreement and each other Loan Document executed and delivered by the Borrowers.

Opinions of Counsel(s) to Borrowers.  The Lender shall have received an executed copy of the written opinion of Latham & Watkins, LLP, as counsel for the Borrowers, as to such matters as the Lender may reasonably request, dated as of the Effective Date, and in form and substance reasonably satisfactory to the Lender.

Organizational Documents; Incumbency.  The Lender shall have received (i) copies of each organizational document of each Borrower and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Effective Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers of each person executing any Loan Documents; (iii) resolutions of the Board of Directors or similar governing body of each Borrower approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound, certified as of the Effective Date by each Borrower’s secretary or an assistant secretary or other authorized officer as being in full force and effect without modification or amendment; and (iv) a good standing certificate from the applicable governmental authority of each Borrower’s jurisdiction of incorporation.

Governmental Authorizations and Consents.  The Borrowers shall have obtained all governmental authorizations and all other consents, in each case that are necessary or reasonably advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance satisfactory to the Lender.

No Litigation.  There shall be no actions, suits or proceedings pending, or to the Borrowers’ knowledge threatened, against or affecting the Borrowers or the Mortgaged Property, at law or in equity, or before any governmental agency, which, if adversely determined, would substantially impair the ability of the Borrowers to pay, when due, the Obligations.

No Material Adverse Effect.  There shall have occurred no material adverse change in the financial condition of the Borrowers which would, in the reasonable judgment of the Lender, prevent the Borrowers from fulfilling their respective obligations under the Loan Documents.

Representations and Warranties.  All warranties and representations contained in the Loan Documents remain true and correct in all material respects as of the date of the advance except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and, provided, further, that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof.

No Default or Event of Default.  As of the Effective Date, no event shall have occurred and be continuing or would immediately result from the consummation of the Loans that would constitute a Default or Event of Default.

Expenses.  The Borrowers shall have paid or reimbursed the Lender for its reasonable expenses, including the reasonable out-of-pocket fees and disbursements of its legal counsel, incurred in connection with preparation, execution and delivery of this Agreement and the other Loan Documents, any debt placement fee, title costs, escrow fees, and all other fees and expenses due hereunder (it being understood that the Borrowers have already paid $75,000 of such fees and expenses).  All such fees and expenses due as of the Effective Date may be deducted from the initial Loan to be advanced on the Effective Date.

Financing Statements. The Lender shall have filed such UCC Financing Statement(s) as it deems necessary or desirable, to perfect or protect its security interests in the Collateral granted by the Loan Documents.

Indiana Mortgage. The Lender shall have been assigned the existing mortgage with respect to the real property constituting Indiana Assets.

Additional Documents.  The Lender shall have received such other approvals, documents, agreements, instruments, certificates and materials as are set forth on the closing checklist provided to the Borrowers and/or as the Lender may reasonably request.

Conditions Precedent to the Subsequent Loan: The obligation of the Lender to make the Subsequent Loan on or after the Delayed Draw Date shall not become effective until the date on which each of the following conditions is satisfied (or waived) as determined by the Lender in its sole discretion:

Notice of Borrowing.  The Lender shall have received a fully executed Notice of Borrowing.

No Litigation.  There shall be no actions, suits or proceedings pending, or to the Borrowers’ knowledge threatened, against or affecting the Borrowers or the Mortgaged Property, at law or in equity, or before any governmental agency, which, if adversely determined, would substantially impair the ability of the Borrowers to pay, when due, the Obligations.

No Material Adverse Effect.  There shall have occurred no material adverse change in the financial condition of the Borrowers which would, in the reasonable judgment of the Lender, prevent the Borrowers from fulfilling their respective obligations under the Loan Documents.

Representations and Warranties.  All warranties and representations contained in the Loan Documents remain true and correct in all material respects as of the date of the advance except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and, provided, further, that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof.

No Default or Event of Default.  As of the Delayed Draw Date, no event shall have occurred and be continuing or would immediately result from the consummation of the Loans that would constitute a Default or Event of Default.

Opinions of Counsel(s) to Borrowers.  The Lender shall have received an executed copy of the written opinion of certain Indiana and Ohio counsel for the Borrowers, as to such matters as the Lender may reasonably request, dated on or about the Delayed Draw Date, and in form and substance reasonably satisfactory to the Lender.

Title Commitment. As of the Delayed Draw Date, the Lender shall have received a title policy (or a commitment to issue such title policy), in the amount of the Lender’s Commitment, insuring Lender that each DOT is a valid first lien on the Mortgaged Property (the “Title Policy”), containing no exceptions to coverage other than permitted exceptions by the Lender and which such Title Policy shall contain (i) no exception for mechanics’ or materialmen’s liens; (ii) no survey exceptions other than those approved by the Lender; and (iii) such affirmative insurance and endorsements as the Lender shall reasonably require.

Creation of Security Interest; Loan Documents.  Each Borrower, to secure the payment of the indebtedness described herein, grants to the Lender a first lien security interest, which liens shall be senior in standing to all other liens, in all of such Borrower’s right, title and interest in and against all assets and property of such Borrower  (collectively, the “Collateral”), including, but not limited to, the following Collateral:

all of the “Mortgaged Property” described in (i) that certain Deed of Trust, Assignment of Leases And Rents, Security Agreement, Financing Statement, and Fixture Filing executed by the Indiana Borrower in favor of the Lender dated as of the Effective Date (the “Indiana DOT”), in respect of the property and all other collateral described and defined as the “Indiana Property” on the collateral and property description annexed hereto as Exhibit C-1 and (ii) that certain Deed of Trust, Assignment of Leases And Rents, Security Agreement, Financing Statement, and Fixture Filing executed by the Ohio Borrower in favor of the Lender dated as of the Effective Date (the “Ohio DOT” and, together with the Indiana DOT, each, a “DOT” and, collectively, the “DOTs”), in respect of the property and all other collateral described and defined as the “Ohio Property” on the collateral and property description annexed hereto as Exhibit C-2;

all fixtures and personal property of every nature presently or in the future attached to, or used in connection with the Mortgaged Property other than personal property which does not constitute fixtures;

all monies, securities, drafts, notes, accounts, instruments (including, without limitation, negotiable instruments and non‑negotiable instruments), general intangibles whether now owned or existing or hereafter arising from or acquired by the Borrowers;

all Accounts;

all Chattel Paper;

all Commercial Tort Claims;

all Deposit Accounts;

all Documents;

all General Intangibles (including (i) patents, trademarks, service marks, copyrights and other intellectual property and (ii) all contracts, contract rights and payments under any contracts, including contracts for the sale of any Borrower’s property), Payment Intangibles and Software;

all Goods, including Inventory, Equipment and Fixtures;

all General Intangibles or Investment property that constitute capital stock or membership interests of any subsidiary;

all Instruments;

all Insurance Policies;

all Letter-of-Credit Rights;

all Pledged Equity Interests and all Pledged Notes;

all Receivables;

all Securities Accounts;

65.00% of the equity or other ownership interests of the TopCo Borrower in AQUA Bounty Canada Inc. (formerly, A/F Protein Canada, Inc.);

all other personal property not otherwise described above;

all books and records pertaining to such Collateral; and

all Proceeds and Accessions with respect to any of the foregoing Collateral.

Notwithstanding anything to the contrary herein, Collateral shall not include equity interests in any subsidiary that is a CFC or FSHCO representing in excess of 65% of the total combined voting power of all classes of voting equity interests in such CFC or FSHCO.  For this purpose, the term “CFC” means a “controlled foreign corporation” as defined in Section 957 of the Internal Revenue Code of 1986, as amended, and the term “FSHCO” means an entity that owns (directly or indirectly) no material assets other than equity interests (or equity interests and debt interests) of one or more CFCs.

A detailed description of the property and all other collateral described in the DOTs is annexed hereto as Exhibit C.  All terms used in the Uniform Commercial Code in effect from time to time in the State of New York (the “UCC”) and not defined in this Agreement shall be defined as in the UCC.

The Collateral is hereby pledged, assigned and transferred, and a continuing security interest therein and in each Borrower’s lien rights is hereby granted and pledged to the Lender, as security for the prompt payment of the Obligations (as hereafter defined).  The Lender’s security interest in the Collateral shall be evidenced by the Borrowers executing this Agreement, each DOT, and a fixture filing being filed in each county in which the Mortgaged Property is located.  Said documents and any and all other instruments and documents as may be required by the Lender in order to consummate the transactions contemplated by this Agreement shall collectively be referred to as the “Loan Documents.”  The Loan Documents shall be in satisfactory form and substance to the Lender and its counsel, and shall be subject to no further liens or exceptions, other than exceptions approved and accepted by the Lender.  The Loan Documents shall also include all other documents and instruments which may now or hereafter secure the Loans and other indebtedness due hereunder, together with all amendments, modifications, supplements, replacements, extensions, renewals, and substitutions, from time to time, of the foregoing. As used in this Agreement, “Obligations” shall be defined as and include all loans (including the Loans), debts, liabilities, obligations, covenants and duties owing by the Borrowers to the Lender or any affiliate of the Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, or any of the other Loan Documents or under any other agreement or by operation of law, whether or not for the payment of money, whether arising by reason of an extension of credit, opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by purchase or assignment), absolute or contingent, due or to become due, now due or hereafter arising and howsoever acquired including, without limitation, all interest, charges, expenses, fees (including the Commitment Fee and the Exit Fee), fees and expenses and any other sum chargeable to the Borrowers under this Agreement or any of the other Loan Documents.

Future Advances.  This Agreement shall also secure the full and prompt payment of any and all other monies heretofore, now, or hereafter loaned or advanced by the Lender to any Borrower and of any all monies hereto, now, or hereafter due or owing to the Lender from such Borrower by reason of debts arising out of or as a consequence of any interest insured or held by the Lender for the accounts or benefit of, or against, such Borrower, or arising out of any loan, contract, agreement, assignment, endorsement, guarantee, security agreement, or other transaction, regardless of any other collateral or security delivered or held in connection therewith.  This Agreement shall be and remain as continuing security for all such additional advances and debts and any extension or renewal thereof and for costs, fees, charges, and expenses which may be due or owing in connection therewith, all of which shall be and remain additional liens covered by this Agreement until each and all of the same have been fully paid, satisfied, and discharged.  Any default in the full and prompt payment, satisfaction, and discharge, as and when due, of any additional advances and debts or of any of the costs, fees, charges, or expenses shall be deemed a Default under this Agreement.  In such event, the Lender shall have and may exercise all of the rights and options set forth in this Agreement in the same manner, and with the same force and effect, as though any other default specified in this Agreement had occurred.  No monies realized on any sale of the Collateral shall be paid over to or for the account of any Borrower unless and until all of such additional advances and debts, and all of the costs, fees, charges, and expenses have been fully paid, satisfied, and discharged.

Events of Default.  A “Default” shall mean an event or condition the occurrence of which would, with the lapse of time or the giving of notice (if required), or both, become an Event of Default, whether or not the Lender has declared an Event of Default to have occurred. As used herein, “Event of Default” shall mean any one of the following events:

if any Borrower shall fail to make any payment when due on any Obligation under this Agreement or any other Loan Document;

if any Borrower shall fail to comply with any term, condition, covenant or agreement contained in Sections 10(d), (e) or (q) of this Agreement;

if any Borrower shall fail to comply with any term, condition, covenant or agreement contained in this Agreement, other than those referred to in sub-sections (a) and (b) of this Section 9, or in any other Loan Document, and such failure continues for a period of ten (10) calendar days (or such longer period as the Lender may agree in writing in its sole discretion) after the earlier to occur of (i) the date on which such failure to comply is known or reasonably should have become known to any officer of the relevant Borrower, or (ii) the date on which the Lender shall have notified the relevant Borrower of such failure; provided,  however, that such ten (10) day period shall not apply in the case of any failure which is not capable of being cured at all or within such ten (10) day period;

if the value of any Borrower’s liabilities exceeds the value of its assets;

the filing of a petition in bankruptcy by or against any Borrower or the commencement of any proceedings under the bankruptcy laws by or against any Borrower, or if a receiver of any Borrower or of its property shall be appointed, or if any Borrower shall make an assignment for the benefit of creditors, or if a judgment is obtained against any Borrower, or if any action or proceedings are brought against any Borrower in any court, or if dispossess proceedings are taken against any Borrower and such petition, judgment, or action shall not be dismissed within thirty (30) days, solely to the extent that the Loans do not roll into debtor-in-possession financing in respect of such proceedings;

if any representation or warranty contained in this Agreement or any other Loan Document, or in any report, financial statement or certificate delivered by any Borrower to the Lender, pursuant hereto or thereto, shall be false, in any material respect, when made;

if any federal or state tax lien is filed of record against any Borrower, and is not bonded, stayed pending appeal or discharged within fifteen (15) calendar days of filing (or such longer period as the Lender may agree in writing in its sole discretion);

if a judgment for more than one hundred thousand Dollars ($100,000) shall be entered against any Borrower in any action or proceeding and shall not be stayed, vacated, bonded, paid or discharged within fifteen (15) calendar days (or such longer period as the Lender may agree in writing in its sole discretion) of entry, except a judgment where the claim is fully covered by insurance and the insurance company has accepted liability therefor in writing;

any default shall occur in respect of any indebtedness of any Borrower in excess of one hundred thousand Dollars ($100,000);

any material adverse change occurs which, in the sole discretion of the Lender, impairs the Lender’s security, increases the Lender’s risks, or impairs any Borrower’s ability to perform under this Agreement or under any of the other Loan Documents; or

any other “Event of Default” shall occur under any other Loan Document.

Representations, Warranties and Covenants of the Borrowers.  In order to induce the Lender to make the Loans and knowing that the Lender shall rely on the following representations and warranties, the Borrowers hereby represent, warrant and covenant as of the Effective Date and on each date that a Loan is advanced to the Borrowers, that:

Authority.  Each Borrower has full legal power and authority to enter into this Agreement and to carry out its obligations created hereunder to the full extent stated herein.

No Adverse Claims.  The Collateral is not presently subject to any adverse claim, lien, default, defense, condition precedent, security interest, encumbrance or any other legal right, title or interest of any other entity and/or individual other than the security interest granted to the Lender hereunder and the Permitted Liens (as defined below).

Further Assurances.  As stated above, each Borrower authorizes the Lender to file any UCC Financing Statement(s) deemed necessary or desirable, in the opinion of the Lender, to perfect or protect its security interests in the Collateral granted by the Loan Documents.  The execution and delivery of this Agreement and the e-filing of such Financing Statements constitutes a valid first lien against the Collateral.  Upon the request of the Lender, at any time and from time to time, such Borrower shall make, execute and deliver all such additional assurances and instruments and perform such additional acts and deeds as the Lender may require to fully and completely vest in and assure the Lender of its rights hereunder in and to the Collateral which is the subject of this Agreement.

No Further Liens.  Each Borrower hereby covenants with the Lender not to create, grant or suffer to exist any other security interest, lien or encumbrance upon the Collateral or any portion thereof (except as is in favor of Lender) and such Borrower shall at all times, keep the Collateral which is the subject of this Agreement free and clear from the same, other than Permitted Liens.  In addition, no filings which could cause a lien or claim with respect to the Collateral which is the subject of this Agreement shall be permitted, except for the security interest being granted to the Lender, without the prior written consent of Lender.  “Permitted Liens” means mechanics’ or materialmen’s liens, landlords’ liens, carriers’ liens and software licenses, in each case imposed by law and incurred or granted in the ordinary course of business.

No Restricted Payments.  Each Borrower hereby covenants with the Lender not to make any dividend or other distribution (whether in cash, securities or other property) with respect to any equity securities of such Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity securities or on account of any return of capital to the stockholders, partners or members (or the equivalent person thereof) of such Borrower, or payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any equity securities of such Borrower, or any setting apart of funds or property for any of the foregoing, except (a) any issuances of securities of the Administrative Borrower pursuant to contractual obligations in effect as of the Effective Date (b) issuances of securities of the Administrative Borrower to employees or members of the Board of Directors of each Borrower pursuant to an employee stock plan, and (c) payments by Borrowers other than the Administrative Borrower to the Administrative Borrower.

Correctness of Documents.  The documents furnished to the Lender in support of the Loans and all Loan Documents furnished and to be furnished to the Lender in accordance with this Agreement are, in all material respects, true, correct and accurately set forth the facts contained therein.

Applicable Laws.  Each Borrower is not in default or violation with respect to any valid regulation, order, writ, judgment or decree of any court or other governmental instrumentality which may adversely affect the Collateral, and such Borrower is not in default under or in material breach of any material agreement or instrument to which it is a party or by which it may be bound.  The execution and delivery of this Agreement, the other Loan Documents, and the consummation of the transactions contemplated by this Agreement do not conflict with nor shall they result in any violation of any valid regulation, order, writ, judgment, injunction or decree of any court or governmental instrumentality or in the breach of or default under any material indenture, contract, agreement or other instrument to which such Borrower is a party or by which it may be bound.  Neither the execution and delivery of this Agreement or any of the other Loan Documents, nor the consummation of the transactions contemplated hereunder and thereunder, will result in the creation or imposition of, nor be any cause for the imposition of, any lien, charge or encumbrance of any nature whatsoever upon any of the Collateral securing the Obligations other than those created, imposed or required by this Agreement or the other Loan Documents.

Existence.  Each Borrower is a corporation or limited liability company, duly organized, validly existing, and in good standing under the laws of such Borrower’s respective jurisdiction of incorporation and shall each maintain its corporate existence and continue to be a valid corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation throughout the term of this Agreement.

Lender’s Right to Appear in Litigation and Borrowers’ Defense or Appearance in Litigation.  Upon the occurrence of an Event of Default, the Lender shall have the right to appear in or to defend itself in any action or proceeding purporting to affect the rights or duties of the parties hereunder and if such rights affect the priority, perfection or security of the Collateral.  Also, in the Event of Default by the Borrowers and in the event of any action or proceeding purporting to affect the rights or duties of the parties hereunder and if affecting the priority, perfection or security of the Collateral, the Borrowers shall defend or appear therein upon the written request of the Lender.  The Borrowers shall not and may not prosecute or defend any action or proceeding or take any other action in the name of the Lender without the Lender’s prior written consent.  In connection with this paragraph and notwithstanding anything contained in any of the Loan Documents to the contrary, the Lender may advance funds in excess of the Lender’s Commitment to pay all legal expenses and other necessary expenses in connection with repayment of the Loans, and the Borrowers shall repay such reasonable legal expenses and other necessary expenses hereunder or in connection with repayment of the Obligations. Legal expenses shall include court costs and reasonable attorneys’ fees and expenses, including those incurred in appellate proceedings and whether or not suit is instituted, together with all costs and expenses of professionals and consultants hired by the Lender in its reasonable discretion.

Compliance with Laws and Regulations.  The Borrowers shall comply at all times, in all material respects, with all Legal Requirements under its control and/or management affecting the use and operation of the Mortgaged Property or any Collateral.  “Laws” or “Legal Requirements” means all laws, statues, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of, and agreements with, all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, and any restrictions, or any part thereof (including relating to any of the adjoining sidewalks, streets or ways, or any use or condition of such property or any part thereof or any person from time to time employed thereon or occupants thereof or any business conducted therefrom), including, but without limiting the generality of the foregoing, all zoning, building, land use, noise abatement, occupational health and safety, and other governmental requirements relating to health, safety, welfare, hazardous waste, and environmental protection or otherwise.

Notice of Default.  The Borrowers shall deliver to the Lender, within five (5) days after the Borrowers shall become aware of the occurrence of any Event of Default hereunder, a written notice concerning such Event of Default specifying what actions have been taken by the Borrowers and the creditor and stating or confirming the number of days which has elapsed after the service of any process or other service upon the Borrowers or their respective agents, together with a copy of such service of process or similar notice of judicial, quasi-judicial, administrative or other action against or involving the Borrowers.

Other Information.  The Borrowers shall deliver to the Lender, from time to time, such other information regarding the business affairs and financial condition of the Borrowers as the Lender may reasonably request.

Inspection of Books and Records.  Upon reasonable notice to the Borrowers, whenever the Lender, in its sole discretion, deems it necessary, the Borrowers shall permit the Lender, or any agent designated by the Lender, at the expense of the Borrowers, to (i) inspect the books and records of the Borrowers, and (ii) make and take copies and extracts from such books and records, all at such reasonable times and as often as the Lender may reasonably request.

Physical Inspection.  Upon reasonable notice to the Borrowers, whenever the Lender, in its sole discretion, deems it necessary, but not more than once per calendar quarter, the Borrowers shall permit the Lender, or any agent designated by the Lender, to inspect the Mortgaged Property, and the reasonable cost of all professionals and consultants hired by the Lender in its reasonable discretion, shall be at the expense of the Borrowers and paid by the Borrowers within ten (10) days after request therefor.  All inspections and other services rendered or rights exercised on behalf of the Lender, whether or not paid for by the Borrowers, shall be rendered solely for the protection and the benefit of the Lender.  The Lender shall neither be responsible to the Borrowers or any other party for failure to cause any inspection permitted or required hereunder, nor for failure to notify or protect the Borrowers from any negligence or malfeasance of the Borrowers, or any other party, whether or not such negligence or malfeasance is (or should have been) actually discovered by any such inspection.

Insurance.  The Borrowers shall cause insurance to be maintained on the Mortgaged Property as follows: (i) comprehensive general liability and umbrella liability coverage as may be reasonably required by the Lender, protecting the Lender and the Borrowers against liability incidental to the use of, or resulting from an accident occurring on or about, the Mortgaged Property, including coverage for explosion, collapse and underground hazards, completed operations and independent contractors; (ii) workers’ compensation insurance to the extent required by the Laws of the State of New York; (iii) federal flood insurance in such an amount as is satisfactory to the Lender solely if the Mortgaged Property is located in a flood zone; and (iv) fire and broad form extended coverage insurance, as applicable, for insurable replacement cost of any improvements on the property, insuring such improvements from fire, demolition, windstorm, collapse, explosion, underground hazards, and contingent liability for loss arising from the improvements not conforming to any Legal Requirements.  As soon as practicable, but in any event, by no later than 1:00 p.m. (New York City time) on the date that is fifteen (15) Business Days after the Effective Date, the Lender shall have received, in each case in form and substance satisfactory to the Lender, certificates of insurance evidencing the insurance maintained by the Borrowers, indicating the addition of the Lender to all such policies and the designation of the Lender as additional insured or loss payee, together with appropriate endorsements evidencing the designation of the Lender as additional insured or loss payee.  The Borrowers shall be required to furnish evidence of any other insurance coverage as the Lender may reasonably require during the term of the Loans.  All such policies shall provide the Lender with mandatory written notice of cancellation or material change from the insurer of any such cancellation or material change, and all such policies shall be written by insurance companies satisfactory to the Lender.  Notwithstanding anything contained herein, all insurance amounts shall be subject to industry standards and shall allow deductibles in accordance with industry standards.

No Asset Shell Subsidiaries.  As of the Effective Date, each of AquaBounty Brazil Participacoes, Ltd., a sociedade empresaria limitada organized under Brazilian law (“AquaBounty Brazil”), AquaBounty Farms Chile Limitada, a sociedad de responsabilidad limitada organized under Chilean law (“AquaBounty Chile”) and Inversiones y Desarrollos Technologicos S.A, a sociedad anonima organized under Chilean law (“Inversiones Chile” and, together with AquaBounty Brazil and AquaBounty Chile, each, a “No Asset Shell Subsidiary” and, collectively, the “No Asset Shell Subsidiaries”) does not own any assets or property.  From and after the Effective Date, no Borrower shall cause or otherwise permit the taking or omission of any actions (including, but not limited to, any amendments, restatements, amendments and restatements, supplements or other modifications to the organizational documents) that would have the effect of transferring or permitting such No Asset Shell Subsidiary to own any assets or property, unless the Borrowers shall have taken all actions necessary, appropriate or advisable to (x) grant to the Lender a first lien security interest, which liens shall be senior in standing to all other liens, in all of such No Asset Shell Subsidiary’s right, title and interest in and against such assets or property, which shall constitute Collateral and (y) make such No Asset Shell Subsidiary become a guarantor or otherwise provide a guarantee, in each case, under this Agreement and the other Loan Documents.

DACAs.  Each Borrower shall enter into Deposit Account Control Agreements with respect to all Deposit Accounts, within 12 Business Days after the Effective Date (or such later time as the Lender may agree to in writing). “Deposit Account Control Agreement” means, with respect to a Deposit Account, an agreement in form and substance reasonably satisfactory to Lender that (i) is entered into among Lender, the financial institution or other person at which such Deposit Account is maintained, and Borrower maintaining such Deposit Account, and (ii) is effective for Collateral Agent to obtain “control” (within the meaning of Articles 8 and 9 of the UCC) of such Deposit Account.

Margin Loans. No part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase, acquire or carry any margin stock (as defined in Regulation U) or for any purpose that entails a violation of any of the regulations of the Board of Governors of the Federal Reserve System, including Regulations T, U and X.

Survival.  Each of the representations and warranties set forth herein shall be true at all times and shall survive the closing of the Loans, the disbursement of the proceeds of the Loans and payment in full of the Obligations.

Application of Proceeds.  Nothing contained in this Agreement or any of the other Loan Documents shall impose upon the Lender any obligation to see to the proper application of any disbursements made pursuant to this Agreement.  The Lender shall not be required to segregate the Loan funds or designate such funds in any manner.  The sole obligation of the Lender shall be to disburse the funds as set forth herein, provided there exists no Default or Event of Default under this Agreement, or any of the other Loan Documents and the other conditions to funding have been met.

Indemnification.  In addition to and without limitation of any other obligation of the Borrowers hereunder, or under any other Loan Documents, the Borrowers, jointly and severally, shall indemnify and hold the Lender harmless from and against all claims, injury, damage, loss and liability of any and every kind (collectively, “Claims”) arising out of, or in connection with: (i) the operation or maintenance of the Mortgaged Property or any Collateral; (ii) any hazardous waste which may be located on or affecting the Mortgaged Property or any Collateral; (iii) all applicable laws and Legal Requirements; (iv) the enforcement of any terms or conditions of the Loan Documents; (v) the defense of any claims alleging the Loan Documents are unenforceable, void or invalid; (vi) any other action or inaction by, or matter which is the responsibility of the Borrowers under this Agreement; and (vii) all monies owed associated therewith.  The provisions of this section shall survive and remain a binding obligation of the Borrowers after satisfaction of the Borrowers’ other obligations under the Loan Documents.  The foregoing indemnification shall include all reasonable attorneys’ fees and expenses, court costs, filing fees,  and any and all other litigation costs as well as the Lender’s costs and expenses incurred in hiring professionals and consultants as the Lender deems reasonably necessary in the circumstances.  The Lender shall have the right to enter or otherwise participate and become involved in any claims at the Borrowers’ expense.  The counsel fees, expenses and costs shall not affect, but are to be paid in addition to, any statutory court costs and disbursements and shall be payable whether or not suit is instituted and shall include all appellate proceedings.  This Section 12 shall not apply with respect to any taxes other than any taxes that represent losses, claims or damages arising from any non-tax Claim.

Cross-Default; Cross-Collateralization.  This Agreement is executed to secure a repayment of the indebtedness represented by this Agreement and the other Loan Documents.  A default in any one of the Loan Documents shall be and constitute a default hereunder.  Conversely, a default hereunder shall be and constitute a default in the terms, conditions and provisions of each of the other Loan Documents. This Agreement, and the other Loan Documents, and the Borrowers’ obligations thereunder, shall be cross-defaulted and cross-collateralized with any other loan between the Borrowers and the Lender.  In the event of a default on the Loans, a default shall be deemed to accrue under any and all other outstanding loans between the Borrowers and the Lender.  In addition, the collateral securing any other existing or future loan between the Borrowers and the Lender shall likewise secure this Agreement, and the other Loan Documents, and the Borrowers’ obligations thereunder.

Lender’s Rights and Remedies Upon Default.  Upon the occurrence of any Event of Default, the Lender may, at its option:

Seek any and all remedies contained in any of the Loan Documents;

Declare the Obligations immediately due and payable and may institute legal proceedings to enforce the security interest granted hereby and under the other Loan Documents;

Make demand under, realize upon, collect, receive or enforce upon all or any portion of the Collateral in accordance with applicable Legal Requirements;

File any claims, commence, maintain or discontinue any actions, suits or other proceedings deemed by the Lender necessary or advisable for the purpose of collecting or enforcing payment of all or any portion of the debt evidenced by the Collateral and enforcing and defending the Loan Documents;

Execute any instrument or document and do any and all other things necessary and proper to protect and preserve and realize upon the Collateral and the other rights contemplated hereby;

Require the Borrowers forthwith to submit to the Lender a full accounting of the Collateral and/or transmit to the Lender all proceeds received by the Borrowers from the collection to hold the same in trust for the Lender and not commingle such proceeds with other funds of the Borrowers; and/or

Setoff and apply against any sums due under this Agreement and the other Loan Documents any amount owing from the Lender to the Borrowers, and said right of setoff may be exercised by the Lender against the Borrowers or against any trustee in bankruptcy, borrower in possession, assignee for the benefit of creditors, receiver, or any execution, judgment or attachment creditor of the Borrowers, or against anyone else claiming through or against the Borrowers or any such person.  The Lender agrees to promptly notify the Borrowers after such setoff, provided that the failure to give such notice shall not affect the validity of such setoff.

All rights and remedies of the Lender hereunder are cumulative and in addition to any rights and remedies which the Lender may have under the laws of the State of New York, and the exercise of any one right or remedy by the Lender against the Borrowers will not deprive the Lender of any other right or remedy against the Borrowers.

Waiver.  The acceptance of any payments by the Lender after the Stated Maturity Date, or the acceptance of a partial payment, or the waiver of any breach or default shall not constitute a waiver of any other or subsequent breach or default or prevent the Lender from immediately pursuing any or all its remedies.

Lender Counsel Fees and Expenses; Other Professionals.  If the Lender retains counsel for the purpose of collecting any monies which may be due under or secured in any way by this Agreement or any other Loan Document, to enforce any terms or conditions of the Loan Documents, or to protect its interest therein by reason of a default or breach by the Borrowers, including any Borrower’s failure to indemnify the Lender and to otherwise comply with any of its obligations under the Loan Documents, then and in that event the Borrowers agree to pay to or reimburse the Lender for its reasonable counsel fees and expenses, court costs, filing fees, and related costs and expenses, including as described in Section 12 above or otherwise in the Loan Documents (including all costs and expenses of hiring professionals and consultants engaged on behalf of the Lender, in the Lender’s reasonable discretion), and such counsel fees, expenses and costs shall become an additional lien upon the Collateral and payable on demand with interest.  The counsel fees, expenses and costs shall not affect, but are to be paid in addition to, any statutory court costs and disbursements and shall be payable whether or not suit is instituted and shall include all appellate proceedings.

Standing.  This Agreement and the other Loan Documents are made for the sole benefit and protection of the Borrowers and the Lender and the Lender’s successors and assigns, and no other person shall have any right of action hereunder.

Notices.  All notices and statements provided for hereunder may be given by hand (or courier) delivery, via overnight mail carrier or by certified or registered mail (return receipt requested), addressed to the appropriate party at the address designated on the first page of this Agreement to such other address as the party who is to receive such notice may designate in writing by notice to the other party pursuant to this section.  Notice shall be deemed complete upon the earlier of actual delivery or three (3) business days after depositing same with the United States Postal Service, properly addressed to the party with the proper amount of postage affixed thereto registered or certified mail, return receipt requested.  Actual receipt of notice shall not be required to effect completion of any notice mailed hereunder.

Governing Law; Venue.  This Agreement and the other Loan Documents shall be governed by the laws of the State of New York, without regard to conflict of law principles.  In the event of any litigation to enforce the terms of this Agreement, all suits shall be brought in the state or federal courts of the State of New York, County of New York.

No Oral Modification.  No provision of this Agreement or other Loan Documents shall be amended, waived or modified except by an instrument in writing signed by the parties hereto.

Severability.  Inapplicability or unenforceability of any provision of this Agreement shall not limit or impair the operation or validity of any other provision of this Agreement.

Interpretation.  Should any provision of this Agreement or any other of the Loan Documents require judicial interpretation, it is agreed that the court interpreting or construing the same shall not construe this document against one party more strictly by reason of the rule of interpretation that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation of the Loan Documents and that legal counsel was consulted by each respective party prior to its execution hereof.

Headings.  The descriptive section headings herein have been inserted for convenience of reference only and shall not be deemed to limit or otherwise affect the construction or interpretation of any provision of this Agreement.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

Lender Not in Control of Borrowers or over Collateral.  None of the covenants or other provisions contained in this Agreement or the other Loan Documents shall give, or shall be deemed to give, the Lender the right or power to exercise control over the affairs and/or management of the Borrowers or otherwise over the Mortgaged Property or any Collateral, the power of the Lender being limited to the right to exercise the remedies provided in this Agreement or the other Loan Documents.

Assignability.  No Borrower may assign this Agreement or any part of any advance to be made hereunder without the prior written consent of the Lender, which consent may be withheld in the Lender’s sole discretion.  The rights of the Lender under this Agreement are assignable in whole or in part, and any assignee of the Lender shall succeed to and be possessed of the rights of the Lender hereunder to the extent of the assignment made; provided any such assignee must deliver the tax forms and other documentation to the Borrowers pursuant to Section 30 below.  The Lender shall have the right to discount, sell, pledge, negotiate, or otherwise dispose of this Agreement and all amendments, restatements and other modifications thereto, without in any way prejudicing or affecting the rights of the Lender, or the terms and condition of this Agreement.  No assignment or other transfer will be effective unless and until such transfer (including the name and address of the transferee and the principal amount and stated interest of the transferred Loan) is reflected in the register that the Administrative Borrower will maintain at its home office.

Filings; Other Costs and Fees.  The Borrowers shall pay all filing fees and all other costs and expenses of the Lender in memorializing the Loans.

Waiver of Jury Trial.

(a) The Lender and the Borrowers knowingly, voluntarily and intentionally waive the right which either may have to trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, the Loans and the Loan Documents, or any course of conduct, course of dealing, statements (whether oral or written) or actions of either party.  This provision is a material inducement for the Lender entering into this Agreement and advancing the Loans to the Borrowers.

(b) Notwithstanding the foregoing to the contrary, in the event that the jury trial waiver contained herein shall be held or deemed to be unenforceable, each Borrower hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Lender in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York sitting in New York County, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall (i) affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Borrower or its properties in the courts of any jurisdiction, or (ii) waive any statutory, regulatory, common law, or other rule, doctrine, legal restriction, provision or the like providing for the treatment of bank branches, bank agencies, or other bank offices as if they were separate juridical entities for certain purposes.

Administrative Borrower.  Each of the Intermediate Borrower, the Indiana Borrower and the Ohio Borrower hereby designates and appoints AquaBounty Technologies, Inc., to serve as the “Administrative Borrower” under this Agreement and the other Loan Documents, and to act as its representative and agent for all purposes under this Agreement and the other Loan Documents, including delivery or receipt of communications, receipt and payment of Obligations, requests for waivers, amendments or other accommodations or actions under this Agreement and the other Loan Documents, and all other dealings with the Lender. The Administrative Borrower hereby accepts such designation and appointment. The Lender shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication delivered by the Administrative Borrower on behalf of the Intermediate Borrower, the Indiana Borrower or the Ohio Borrower. The Lender may give any notice to the Intermediate Borrower, the Indiana Borrower or the Ohio Borrower hereunder to the Administrative Borrower on behalf of such Person. Each of the Intermediate Borrower, the Indiana Borrower and the Ohio Borrower hereby agrees that any notice, election, communication, delivery, representation, agreement, action, omission or undertaking on its behalf by the Administrative Borrower shall be binding upon and enforceable against such Person.

Withholding Taxes and Forms.  The Borrowers and any applicable withholding agent shall be entitled to deduct and withhold from any amount payable to the Lender pursuant to this Agreement such amounts as it required to deduct and withhold under the U.S. Internal Revenue Code (the “Code”) or any other tax law.  Any such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Lender, and the Borrowers and withholding agent shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding or deduction.  On or prior to the Effective Date (or if the Lender is an a transferee or assignee, the date of such transfer or assignment) and thereafter upon reasonable request or as required by applicable law, the Lender and each beneficial owner shall provide to the Borrowers tax forms or other documentation (including a properly completed and validly executed Internal Revenue Service Form W-8/W-9 as well as, if applicable, certifications indicating eligibility for the portfolio interest exemption) reasonably satisfactory to the Borrowers or other applicable withholding agent to establish an exemption from U.S. withholding tax on payments hereunder.

Environmental Indemnity. Indemnitors covenant and agree, at Indemnitors’ sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts reasonably acceptable to the Indemnified Parties), and hold the Indemnified Parties harmless from and against any and all Losses which may at any time be imposed upon, incurred by or asserted against Indemnified Parties or the Mortgaged Property, and arising directly or indirectly from or out of:

(a) the past, present or future presence, Release or threat of Release of any Hazardous Materials on, in, under or affecting all or any portion of the Mortgaged Property or any surrounding areas, regardless of whether or not caused by or within the control of any Indemnitor;

(b) the past, present or future violation of any Hazardous Materials Laws, relating to or affecting the Mortgaged Property or Borrower’s operations, whether or not caused by or within the control of any Indemnitor;

(c) the failure by Indemnitors to comply fully with the terms, conditions, covenants and obligations of this Section 31; or

(d) the enforcement of this Section 31, including but not limited to any liabilities that arise as a result of the actions taken or caused to be taken by Indemnified Parties under this Section 31.

Notwithstanding the foregoing, Indemnitor shall not have any indemnification obligations or liabilities to Indemnitee under this Section 31 with respect to (i) any Losses that that arise solely out of Hazardous Materials in, on, under or about the Mortgaged Property that were due to Lender’s willful misconduct or gross negligence, (ii) any acts, omissions, circumstances or events first occurring (as opposed to first arising) after the date on which Lender (or its nominee, successor or any other third party) acquires title to the Mortgaged Property and/or the Collateral whether through a foreclosure sale, deed or assignment in lieu thereof or similar transfer, or (iii) any acts, omissions, circumstances or events that occur during any period that a receiver remains in place which has been appointed with respect to the Mortgaged Property at Lender’s request (with a scope of responsibility that excludes Borrower from exercising any operational control over the Property).

Notwithstanding the foregoing, in the event (i) the Loans are paid in full in the ordinary course, (ii) Indemnitor delivers to Indemnitee a current Phase I environmental site assessment with respect to the Mortgaged Property (and a follow up Phase II environmental assessment report if required by the Phase I) and such other information or investigations as Lender may require in its reasonable discretion, which concludes that there is no evidence that the Mortgaged Property contains any Hazardous Materials and the Mortgaged Property is not subject to any significant risk of contamination from any off site Hazardous Materials in violation of the representations, warranties, and covenants set forth in this Agreement and the other Loan Documents, as determined by Lender in its reasonable discretion, (iii) no Event of Default exists and is continuing under this Agreement or in any of the other Loan Documents, (iv) Lender has not exercised any of its remedies under the DOTs to obtain an entry of a judgment of foreclosure, exercise any power of sale, or delivery of a deed in lieu of foreclosure of the DOTs, and (v) as of the date of determination, all of the representations and warranties contained under this Agreement and in any of the other Loan Documents regarding Hazardous Materials or Hazardous Materials Law are true and correct in all material respects (other than updates in the ordinary course with the passage of time that are not otherwise the result of any Default), as determined by Indemnitee, Indemnitors shall be released from its obligations set forth herein on the second (2nd) anniversary of the date on which items (i)-(v) above are satisfied

“Hazardous Materials” means any chemical, substance, object, condition, material or waste that is or may be hazardous to human health or safety or to the environment, due to its radioactivity, ignitability, corrosivity, flammability, toxicity, infectiousness or other harmful properties or effects, including all chemicals, substances, materials and wastes that are now or hereafter may be regulated in any manner, classified as dangerous, hazardous or toxic, or as pollutants or contaminants, or to which exposure is prohibited or restricted by any federal, state or local government or public agency, board, body or authority or by any Hazardous Materials Law. Hazardous Materials include flammable explosives, radioactive materials, polychlorinated biphenyls, asbestos, mold, radon, toxic substances (including, without limitation, Toxic Mold) or other related materials whether in the form of a chemical, element, compound, solution, mixture or otherwise, including those materials defined as “hazardous substances”, “hazardous materials”, “toxic substances”, “air pollutants”, “toxic pollutants”, “hazardous wastes”, “extremely hazardous waste” or “restricted hazardous waste” by any Hazardous Materials Law. Notwithstanding anything to the contrary contained herein, the term “Hazardous Materials” will not include substances which otherwise would be included in such definition but which are of kinds and in amounts ordinarily and customarily used or stored in similar properties, including, without limitation substances used for the purposes of cleaning, maintenance, or operations, substances typically used in construction, and typical products used in properties like the Property, and which are otherwise in compliance with all Hazardous Materials Laws.

“Hazardous Materials Law” means any applicable federal, state, or local law, ordinance or regulation or any rule adopted or guideline promulgated pursuant thereto, or any order, ruling or directive of any federal, state, local, executive, judicial, legislative, administrative or other governmental or public agency, board, body or authority relating to the environment, or the environmental conditions on, under or about the subject Mortgaged Property (including ambient air, soil, soil vapor, groundwater, surface water or land use), whether now or hereafter in force, including those relating to the release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the subject Mortgaged Property, in each case solely to the extent related to Hazardous Materials and any violations of Hazardous Materials Laws. Hazardous Materials Law shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the Emergency Planning and Community Right-to-Know Act, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, and the Clean Air Act, the Safe Drinking Water Act, and all applicable laws of the state where the Mortgaged Property is located (solely to the extent the same relates to Hazardous Materials or environmental conditions at the Mortgaged Property).

“Indemnified Parties” means Lender, its respective officers, directors, shareholders, employees, agents, partners, principals and assignees, any successor to any interest of Lender in or to the Mortgaged Property who first acquires title at or after foreclosure or acceptance of a deed or assignment in lieu thereof, the Collateral or the Loan and such successor’s officers, directors, shareholders, employees, agents, partners and principals.

“Losses” means liens, actual damages (excluding consequential or punitive damages unless payable by any Indemnified Party to any third parties), actual losses, liabilities, obligations, settlement payments, penalties, claims, judgments, suits, proceedings, costs, expenses of any kind or of any nature whatsoever (including reasonable fees for in-house and outside counsel (provided that any fees for in-house counsel shall be on account of work which is performed without duplication of work performed by outside counsel), reasonable fees for consultants and experts and disbursements in investigating, defending, settling or prosecuting any claim, litigation or proceeding).

“Release” means any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material; any actions to prevent, cure or mitigate any Release of any Hazardous Material (including, with respect to Toxic Mold, providing any moisture control systems at the Property); any action to comply with any Hazardous Materials Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing or laboratory or other analysis or evaluation relating to any Release or known threatened Release of Hazardous Materials or to anything referred to herein.

“Toxic Mold” means fungi that reproduces through the release of spores or the splitting of cells or other means that may pose a risk to human health or the environment or negatively affect the value of the Property, including, but not limited to, mold, mildew, fungi, fungal spores, fragments

The Borrowers are each referred to herein as an “Indemnitor” and collectively as “Indemnitors”.

[Signatures continued on following page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, on or as of April 18, 2024.

BORROWERS:

AQUABOUNTY TECHNOLOGIES, INC.,

a Delaware corporation

By:/s/ David A. Frank

AQUABOUNTY FARMS, INC.,

a Delaware corporation

By:/s/ David A. Frank

AQUABOUNTY FARMS INDIANA LLC,

a Delaware limited liability company

By:/s/ David A. Frank

AQUABOUNTY FARMS OHIO LLC,

An Ohio limited liability company

By:/s/ David A. Frank

LENDER:

JMB CAPITAL PARTNERS LENDING, LLC

By:/s/ Vikas Tandon